Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 9, 2010, included in the Information Statement/Prospectus of Consolidated Capital Institutional Properties, LP that is made part of Amendment No. 4 to the Registration Statement (Form S-4 No. 333-169353) and Prospectus of Apartment Investment and Management Company and Aimco Properties, L.P.
/s/ Ernst & Young LLP

Greenville, SC
December 10, 2010